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EXHIBIT 5
OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

August 22, 2001

QRS Corporation
1400 Marina Way South
Richmond, California 94804

Re:	QRS Corporation—Registration Statement on Form S-8 of an Additional 950,000 Shares of Common Stock

Dear Ladies and Gentlemen:

    We have acted as counsel to QRS Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 750,000 shares of the Company's common stock (the "Common Stock") under the Company's 1993 Stock Option/Stock Issuance Plan (the "Incentive Plan") and an additional 200,000 shares of the Company's Common Stock under the Company's Employee Stock Purchase Plan (the "Purchase Plan").

    This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

    We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Incentive Plan and the Purchase Plan. Based on such review, we are of the opinion that, if, as and when the shares of Common Stock are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements or direct stock issuances duly authorized under the Incentive Plan and/or the Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

    This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the Purchase Plan or the shares of Common Stock issuable under such Incentive Plan and/or the Purchase Plan.

Very truly yours,
/s/ Brobeck, Phleger & Harrison LLP
BROBECK, PHLEGER & HARRISON LLP

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EXHIBIT 5 OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP